Exhibit 21.1
Subsidiaries of Group 1 Automotive, Inc.

Bohn Holdings-F, Inc. (DE)	GPI Atlanta-FLM, Inc. (DE)	NY-SBII, Inc. (DE)

Bohn-FII, LLC (DE)	GPI Atlanta-FLM II, Inc. (DE)	Bohn Holdings, Inc. (DE)

Bohn Holdings, LLC (DE)	Perimeter Ford, Inc. (DE)	Bob Howard Nissan, Inc. (OK)

Group 1 Holdings-T, LLC (DE)	Group 1 LP Interests-DC, Inc. (DE)	Group 1 LP Interests-GM, Inc. (DE)

Group 1 Holdings-DC, LLC (DE)	Group 1 Holdings-F, LLC (DE)	Group 1 Holdings-GM, LLC (DE)

Group 1 Holdings-H, LLC (DE)	Group 1 Holdings N, LLC (DE)	Group 1 Holdings-S, LLC (DE)

Group 1 FL Holdings, Inc. (DE)	Howard Pontiac-GMC, Inc. (OK)	Howard-GMIII, Inc. (DE)

Ira Automotive Group, LLC (DE)	Maxwell-G, Ltd. (TX)	Prestige Chrysler South, Ltd. (TX)

Amarillo Motors-J, Ltd. (TX)	Amarillo Motors-SM, Ltd. (TX)	Luby Chevrolet Co. (DE)

West Central Management Co., Inc. (DE)	Mike Smith Autoplaza, Inc. (TX)	Mike Smith GM, Inc. (DE)

GPI NH-TL, Inc. (DE)	Danvers-DCII, Inc. (DE)	Danvers-DCIII, Inc. (DE)

Group 1 LP Interests-S, Inc. (DE)	GPI SD-Imports, Inc. (DE)	GPI SAC-SK, Inc. (DE)

Group 1 Holdings BV (Netherlands)	Group 1 Automotive UK Limited (UK)	Chandlers Garage Holdings Limited (UK)

Chandlers Garage Worthing Limited (UK)	Chandlers (Hailsham) Limited (UK)	Chandlers Garage (Brighton) Limited (UK)

G1R Florida, LLC (DE)	Group 1 Associates, Inc. (DE)	Group 1 Associates Holdings, LLC (DE)

Group 1 Foundation, Inc. (TX)	Group 1 Funding, Inc. (DE)	GPI, Ltd. (TX)

Group 1 Realty, Inc. (DE)	Mike Smith Autoplex Buick, Inc. (TX)	Baron Development Company, LLC (KS)

Mike Smith Motors, Inc. (TX)	Miller Infiniti, Inc. (CA)	McCall-SL, Ltd. (TX)

Miller-SH, Inc. (DE)	Amarillo Motors-C, Ltd. (TX)	Miller Automotive Group, Inc. (CA)

Group 1 Automotive Reinsurance TWO, Ltd. (Nevis Islands)	Miller Imports, Inc. (CA)	Ivory Auto Properties of South Carolina, LLC (SC)

Group 1 Automotive Reinsurance, Ltd. (Nevis Islands)	GPI SC-SV, LLC (DE) dba Advantage Volkswagen	GPI SC-SB, Inc. (DE) dba BMW of Columbia

Miller Nissan, Inc. (CA) dba Miller Nissan — Van Nuys	Courtesy Ford, LLC (DE) dba World Ford Kendall	NY-DM, Inc. (DE) dba Mercedes-Benz of Massapequa

GPI GA-DM, Inc. (DE) dba Mercedes-Benz of Augusta	Bob Howard Chevrolet, Inc. (OK) dba Howard Chevrolet	Bob Howard Automotive-East, Inc. (OK) dba South Pointe Chevrolet

Chaperral Dodge, Inc. (DE) dba Dallas Dodge Chrysler Jeep	Gulf Breeze Ford, LLC (DE) dba Gulf Breeze Ford	Bob Howard Dodge, Inc. (OK) dba Bob Howard Dodge Chrysler Jeep

Kutz-N, Inc. (DE) dba Courtesy Nissan	Koons Ford, LLC (DE) dba World Ford Pembroke Pines	Howard-GM II, Inc. (DE) dba Smicklas Chevrolet

Key Ford, LLC (DE) dba World Ford Pensacola	Howard-HA, Inc. (DE) dba Bob Howard Acura	Howard-SB, Inc. (DE) dba BMW of Tulsa

Rockwall Automotive-F, Inc. (DE) dba Rockwall Ford Mercury	Howard-DCIII, LLC (DE) dba South Pointe Chrysler Jeep Dodge	Danvers-N, Inc. (DE) dba Ira Nissan Tewksbury

Subsidiaries of Group 1 Automotive, Inc.

Howard-H, Inc. (DE) dba Bob Howard Honda	Maxwell-N, Inc. (DE) dba Town North Nissan	Maxwell-NII, Inc. (DE) dba Round Rock Nissan

Danvers-NII, Inc. (DE) dba Ira Nissan Woburn	GPI MS-N, Inc. (DE) dba Pat Peck Nissan	GPI MS-SK, Inc. (DE) dba Pat Peck Kia

McCall-N, Inc. (DE) dba Sterling McCall Nissan	GPI KS-SV, LLC (DE) dba Baron Volkswagen	Maxwell Chrysler Dodge Jeep, Inc. (DE) dba Maxwell Chrysler Dodge Jeep

GPI MS-H, Inc. (DE) dba Pat Peck Honda	McCall-HA, Inc. (DE) dba Sterling McCall Acura	Maxwell-GMII, Inc. (DE) dba Freedom Chevrolet

Danvers-SU, LLC (DE) dba Ira Subaru	GPI AL-N, Inc. (DE) dba Pat Peck Nissan	Mike Smith Automotive-H, Inc. (DE) dba Mike Smith Honda

McCall-H, Inc. (DE) dba Sterling McCall Honda	Millbro, Inc. (CA) dba Miller Honda of Culver City	Sunshine Buick Pontiac GMC Truck, Inc. (NM) dba Sunshine Buick Pontiac GMC

Danvers-TL, Inc. (DE) dba Ira Lexus	Mike Smith Autoplex Dodge, Inc. (TX) dba Mike Smith Chrysler Jeep Dodge	Mike Smith Autoplex-German Imports, Inc. (TX) dba Mike Smith Mercedes Benz

Mike Smith Imports, Inc. (TX) dba BMW of Beaumont	NJ-H, Inc. (DE) dba Honda of Freehold	NJ-HII, Inc. (DE) dba Boardwalk Honda

Mike Smith Automotive-N, Inc. (TX) dba Mike Smith Nissan	NJ-SV, Inc. (DE) dba Volkswagen of Freehold	GPI CA-DMII, Inc. (DE) dba Mercedes-Benz of Escondido

NJ-DM, Inc. (DE) dba Mercedes-Benz of Freehold	NJ-HAII, Inc. (DE) dba Boardwalk Acura	Miller Family Company, Inc. (CA) dba Miller Honda — Van Nuys

NJ-HA, Inc. (DE) dba Elite Acura	NJ-SB, Inc. (DE) dba BMW of Atlantic City	McCall-TII, Inc. (DE) dba Fort Bend Toyota Fort Bend Scion

McCall-T, Inc. (DE) dba Sterling McCall Toyota Sterling McCall Scion	Maxwell Ford, Inc. (DE) dba Maxwell Ford Maxwell Ford Supercenter	Danvers-TII, Inc. (DE) dba Ira Toyota II Ira Scion II

McCall-TL, Inc. (DE) dba Sterling McCall Lexus Lexus of Clear Lake	Bob Howard Motors, Inc. (OK) dba Bob Howard Toyota Bob Howard Scion	Harvey Operations-T, LLC (DE) dba Bohn Brothers Toyota Bohn Brothers Scion

Danvers-TIII, Inc. (DE) dba Ira Toyota III Ira Scion III	Lubbock Motors, Inc. (DE) dba The Credit Connection The Credit Connection of Amarillo	Lubbock Motors-SH, Inc. (DE) dba Gene Messer Hyundai Gene Messer Kia

Harvey GM, LLC (DE) dba Don Bohn Buick, Pontiac GMC Don Bohn Used Cars	GPI CA-TII, Inc. (DE) dba Miller Scion of Anaheim Miller Toyota of Anaheim	GPI CA-NIII, Inc. (DE) dba Performance Nissan Miller’s Performance Nissan

Lubbock Motors-GM, Inc. (DE) dba Shamrock Chevrolet Shamrock Accessories	GPI Atlanta-F, Inc. (GA) dba Stone Mountain Ford World Ford Stone Mountain	Danvers-T, Inc. (DE) dba Ira Toyota Ira Scion

Subsidiaries of Group 1 Automotive, Inc.

Lubbock Motors-T, Inc. (DE) dba Gene Messer Toyota Gene Messer Scion	Casa Chrysler Plymouth Jeep Inc. (NM) dba Casa Chrysler Jeep on the Westside Casa Mitsubishi	Danvers-SB, Inc. (DE) dba Ira BMW of Stratham BMW of Stratham

GPI KS-SB, Inc. (DE) dba Baron BMW Baron MINI	Casa Chevrolet Inc. (NM) dba Casa Chevrolet at Lomas & Louisiana Xtreme Auto-Truck Accessories	Rockwall Automotive-DCD, Ltd. (TX) dba Rockwall Dodge Rockwall Chrysler Jeep Dodge

NY-FV, Inc. (DE) dba Hassel Volvo Glen Cove Hassel Volvo Hassel Auto Group	Howard-GM, Inc. (DE) dba Bob Howard Pontiac Bob Howard GMC Truck Bob Howard Buick Pontiac-GMC	NY-SB, Inc. (DE) dba Hassel BMW Hassel MINI Hassel Auto Group

FMM, Inc. (CA) dba Miller Toyota Miller Toyota — Culver City Miller Scion	GPI NH-T, Inc. (DE) dba Ira Toyota of Manchester Ira Lexus of Manchester Ira Scion of Manchester	NY-FVII, Inc. (DE) dba Hassel Volvo Huntington Hassel Volvo Hassel Auto Group

Jim Tidwell Ford, Inc. (DE) dba Jim Tidwell Ford Group 1 Atlanta Group 1 Automotive — Southeast Region	Lubbock Motors-S, Inc. (DE) dba Gene Messer Mitsubishi Gene Messer Volkswagen Gene Messer Used Cars	Danvers-S, Inc. (DE) dba Ira Mazda Ira Porsche Ira Audi

GPI Atlanta-T, Inc. (DE) dba World Toyota World Toyota Collision & Glass Center World Scion	Prestige Chrysler Northwest, Inc. (DE) dba Maxwell Dodge Maxwell Dodge Supercenter Credit Connection Autos	Harvey Ford, LLC (DE) dba Don Bohn Ford Don Bohn Ford Lincoln Mercury Don Bohn Used Cars

Miller-DM, Inc. (DE) dba Mercedes Benz of Beverly Hills Miller’s Mercedes-Benz of Beverly Hills smart center Beverly Hills	GPI SAC-T, Inc. (DE) dba Folsom Lake Toyota Folsom Lake Scion Folsom Lake Used Car Outlet	Mike Smith Autoplex, Inc. (TX) dba Mike Smith Buick Mike Smith Cadillac Mike Smith Pontiac Mike Smith GMC Truck

Advantagecars.com, Inc. (DE) dba Advantage Car Sales AdvantageCars Advantage Cars Advantagecars.com	McCall-SB, Inc. (DE) dba Advantage BMW Advantage BMW Midtown BMW of Clear Lake Advantage BMW of Clear Lake	GPI SD-DC, Inc. (DE) dba Rancho Chrysler Jeep Dodge Rancho Chrysler Rancho Jeep Rancho Dodge

Lubbock Motors-F, Inc. (DE) dba Gene Messer Ford The Credit Connection Gene Messer Value Lot Gene Messer Value Lot Wolfforth Dr. Scratch Napa Auto Parts	Howard Ford, Inc. (DE) dba Bob Howard Downtown Ford Lincoln-Mercury Bob Howard Downtown Lincoln-Mercury Bob Howard Downtown Ford Lincoln Mercury of Oklahoma City	Amarillo Motors-F, Inc. (DE)
dba
Gene Messer Ford
Gene Messer Ford of Amarillo
Gene Messer Ford, Lincoln Mercury and
Mazda of Amarillo
Gene Messer Mazda
Gene Messer Ford Lincoln Mercury
Gene Messer Ford Value Lot